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                                                                  EXHIBIT 23.1





        Consent of Independent Registered Public Accounting Firm


The Board of Directors
Inland American Real Estate Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Registration Statement on Form S-11.

/s/ KPMG LLP


Chicago, Illinois
February 10, 2005